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                                                                    EXHIBIT 99.1


NEWS RELEASE                                   (PER-SE TECHNOLOGIES LOGO)
FOR IMMEDIATE RELEASE
                                               PER-SE TECHNOLOGIES, INC.
                                               2840 Mt. Wilkinson Parkway
                                               Atlanta, Georgia 30339
                                               877/ 73PER-SE  toll free


                                               CONTACT:
                                               Michele Howard
                                               Per-Se Technologies, Inc.
                                               voice: 770/ 444-5603
                                               e-mail: michele.howard@per-se.com


         PER-SE TECHNOLOGIES ANNOUNCES ACQUISITION TO EXPAND POSITION IN
              HOSPITAL ELECTRONIC TRANSACTION PROCESSING BUSINESS

THE PER-SE EXCHANGE IS NOW THE ONLY SINGLE SOURCE PROVIDER FOR ELECTRONIC CLAIMS
                     MANAGEMENT SOLUTIONS IN THE MARKETPLACE

ATLANTA - DECEMBER 11, 2000 - Per-Se Technologies, Inc. [Nasdaq: PSTI], a leading provider of integrated business management services, enterprise software and Internet-enabled connectivity with business intelligence for healthcare providers, today announced the acquisition of Health Data Services, Inc. and its affiliate company, providers of electronic claims clearing and other services for hospitals.

The acquisition of Health Data Services almost doubles Per-Se's presence in the electronic medical transaction processing market for hospitals and integrated delivery networks and increases the Company's medical transaction processing volume to 240 million on an annual basis. More importantly, the addition of Health Data Services' suite of offerings establishes The Per-Se Exchange, currently the third largest electronic clearinghouse for the healthcare industry, as the only clearinghouse capable of being a single source provider of a full suite of electronic claims management solutions, including connectivity, back-end claims auditing and point-of-service editing. Health Data Services' ClaimTrack, a turnkey application that allows for the real-time management of claims at the point-of-service, provides further functionality to the Per-Se e-Health Solution division's existing capabilities for enhancing revenue cycle management.


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"Health Data Services expands Per-Se's footprint in the hospital electronic transaction processing and hospital compliance auditing marketplace. Health Data Services provides mature and rich functionality that assists hospitals and integrated delivery networks in improving revenue cycle management and editing of claims for payer specific edits including Medicare compliance," stated William N. Dagher, President of Per-Se's e-Health Solutions division.

"The combination of Health Data Services and Per-Se provides an unparalleled collection of product offerings to both companies' existing customer base. The addition of point-of-service coding and compliance auditing that ClaimsTrack provides enhances the functionality currently available to Per-Se's customers. The availability of PerYourHealth.com, our web-based patient portal, and Decision1, Per-Se's web-based business intelligence solution designed to provide simplified financial business management and compliance data analysis, provides functionality not previously available to Health Data Services' customers," stated Dagher.

"Health Data Services is a strategic addition to our e-Health Solutions division, increasing our leadership position in electronic claims processing with business intelligence for the healthcare industry," stated Philip M. Pead, Per-Se's President and Chief Executive Officer. "We are very pleased that the senior management of Health Data Services has joined Per-Se to continue the unprecedented growth their company has experienced over the last several years."

Health Data Services, with its affiliate company Patient Account Management Services, Inc., is a privately held company headquartered in Cleveland, Ohio which offers fully integrated medical claims clearing as well as other services for hospitals and integrated delivery networks. The transaction has a total purchase price of approximately $25 million and is expected to be both accretive to earnings and cash flow positive to Per-Se in 2001.

A conference call for securities analysts and institutional investors will be held Tuesday, December 12, at 11:00 am eastern time to discuss the transaction. A simultaneous, listen-only mode webcast of the call will be available on the Company's website at www.per-se.com under the Investor News section. For those unable to attend the live broadcast of the call, a replay will be available shortly after completion of the call and will be archived on Per-Se's website through Monday, December 18, 2000.


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ABOUT HEALTH DATA SERVICES

Health Data Services, with its affiliate company Patient Account Management Services, Inc., is a privately held company headquartered in Cleveland, Ohio. Focused primarily on the hospital and integrated delivery network marketplace, the Company provides a fully integrated medical claims clearinghouse as well as other services for their clients.

ABOUT PER-SE TECHNOLOGIES, INC.

Per-Se Technologies, Inc. [Nasdaq: PSTI] is a global leader in delivering comprehensive business management services, financial and clinical software solutions, and Internet-enabled connectivity with business intelligence and e-health solutions. Per-Se Technologies enables integrated delivery systems and physician practices to optimize the quality of care delivered and profitability of business operations simultaneously. The leading provider of business management services to physicians, Per-Se supports 35,000 physicians and 2,000 healthcare organizations. Atlanta-based Per-Se processes more than 240 million medical transactions annually and its solutions manage 20 million patient lives online. Additional information is available at www.per-se.com.

SAFE HARBOR STATEMENT

This Press Release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this Press Release include the intent, belief or current expectations of the Company and members of its management team with respect to the Company's future business operations as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but not limited to, profitability projections, cash flow projections, transition expense projections and the outcome of reorganization and integration projects undertaken by the Company. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Additional factors that would cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company's Safe Harbor Compliance Statement included in the Company's Form 10-Q for the quarter ended September 30, 2000. The Company disclaims any responsibility to update any forward-looking statements.

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